United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

September 28, 2006

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Deltic Timber Corporation (“Deltic”) issued a press release today announcing the sale of an approximate 38-acre commercial site in its Chenal Valley real estate development in Little Rock, Arkansas to an affiliate of RED Development LLC for development of The Promenade at Chenal, an upscale lifestyle shopping center. Deltic’s President and CEO, Ray C. Dillon stated in part in the release, “This closing is the culmination of extensive efforts by Deltic and Red Development and represents a strategic transaction for the Company. Deltic has an additional 135 acres of commercial-zoned property adjacent to the site. We feel this transaction will be a catalyst that will further increase the interest in, and value of, these adjacent acres.” A copy of Deltic’s press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release issued on September 28, 2006 by Deltic Timber Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date: September 28, 2006